UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2020

FS KKR Capital Corp. II
(Exact name of Registrant as specified in its charter)

Maryland	814-00926	80-0741103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FSKR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

FS KKR Capital Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 15, 2020. On June 15, 2020, the Company adjourned the Annual Meeting with respect to (i) the Leverage Proposal (as defined below), until after the proposed listing of the Company’s common stock on the New York Stock Exchange, and (ii) the Share Issuance Proposal (as defined below), to permit additional time to solicit stockholder votes for such proposal. The reconvened Annual Meeting (the “Reconvened Meeting”) was held on June 18, 2020. As of February 28, 2020, the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Reconvened Meeting, 678,379,301 shares of common stock were eligible to be voted in person or by proxy. As previously announced, on June 10, 2020, the Company effected a 4 to 1 reverse split of the Company’s shares of common stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every four shares of the Company’s common stock issued and outstanding were automatically combined into one share of the Company’s common stock. As adjusted to give effect to the Reverse Stock Split, at the close of business on the Record Date, there would have been 169,594,825 shares of the Company’s common stock (instead of 678,379,301), constituting all of the outstanding voting securities of the Company. The Reverse Stock Split did not modify the rights or preferences of the Company’s common stock. Of the eligible shares of common stock to be voted, 83,258,758 were voted in person or by proxy at the Reconvened Meeting.

Stockholders were asked to consider and act upon the following proposals, each of which was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2020:

●	Proposal No. 2 – the approval of the application of the reduced asset coverage requirements in Section 61(a)(2) of the Investment Company Act of 1940, as amended, to the Company, which would permit the Company to increase the maximum amount of leverage that it is permitted to incur by reducing the asset coverage requirement applicable to the Company from 200% to 150% (the “Leverage Proposal”); and

●	Proposal No. 3 – the approval of a proposal to allow the Company in future offerings, following the listing of the Company’s common stock on a national securities exchange, to sell its shares below net asset value per share in order to provide flexibility for future sales (the “Share Issuance Proposal”).

The Leverage Proposal received the requisite number of votes to pass at the Reconvened Meeting. The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
66,121,231	10,761,958	6,375,568	0

On June 18, 2020, the Company adjourned the Reconvened Meeting with respect to the Share Issuance Proposal to permit additional time to solicit stockholder votes for such proposal. The second reconvened meeting (the “Second Reconvened Meeting”) will be held on June 26, 2020 at 1:00 p.m., Eastern Time, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112. Valid proxies submitted prior to the Annual Meeting and Reconvened Meeting will continue to be valid for the Second Reconvened Meeting, unless properly changed or revoked prior to votes being taken at the Second Reconvened Meeting. The record date of February 28, 2020 will remain the same for the Second Reconvened Meeting

Item 8.01.	Other Events.

Commencing on June 19, 2020, the first date after the stockholders approved the Leverage Proposal, the Company will be required to maintain asset coverage for its senior securities of 150% (i.e. $2 of debt for investment purposes outstanding for each $1 of investor equity) rather than 200% (i.e. $1 of debt for investment purposes outstanding for each $1 of investor equity), which would permit the Company to increase the maximum amount of leverage that it is permitted to incur.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR Capital Corp. II

Date: June 18, 2020	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel